Exhibit 10.5

AMENDMENT TO SIMPLE INTEREST COMMERCIAL

PROMISSORY NOTE

This Amendment to Simple Interest Commercial Promissory Note (the “Amendment”) is made as of March 2, 2015 (the “Effective Date”) and amends that certain Simple Interest Commercial Promissory Note issued by Cryoport Systems, Inc. (the “Company”) to ____________ (“Payee”), in the original principal amount of $_____________ (the “Note”).

For one dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                  Balance of Note. The parties acknowledge and agree that, as of the Effective Date, the outstanding balance of the Note is $338,452.07, all of which shall be deemed outstanding principal as of the Effective Date. The Note shall accrue interest as provided in Section 3 of this Amendment.

2.                  Payments.

(a)                The regular payments due under Section (a), (b), and (c) of the Note after the phrase “Monthly Principal payment shall be as follows” are hereby amended and restated as follows: “The Company shall make the following payments on the Note in the following amounts on or before the corresponding dates set forth below:

Date	Amount
March 13, 2015	$20,000.00
April 1, 2015	20,000.00
May 1, 2015	20,000.00
June 1, 2015	72,000.00
July 1, 2015	20,000.00
August 1, 2015	20,000.00
September 1, 2015	20,000.00
October 1, 2015	20,000.00
November 1, 2015	20,000.00
December 1, 2015	20,000.00
January 1, 2016	20,000.00
February 1, 2016	20,000.00
March 1, 2016	20,000.00
April 1, 2016	20,000.00
May 1, 2016	6,452.07
Total	$338,452.07

(b)               In addition, the Company shall reimburse Payee for attorneys’ fees incurred by Payee in connection with the negotiation of this Amendment, up to a maximum amount of One Thousand Dollars ($1,000), on the later of (i) March 13, 2015, or (ii) three (3) days after receiving written notice from Payee of the amount of attorneys’ fees incurred by Payee.

(c)                If a payee of any other promissory note(s) with the Company that were issued in 2005, including without limitation any amendment and restatements of such note(s) and any replacement promissory note(s), are paid in full before May 1, 2016, other than (i) notes that are satisfied upon conversion of such notes into common stock, warrants, or other equity of the Company, or (ii) notes that have been paid in full before the Effective Date of this Amendment, then all unpaid amounts due and payable through May 1, 2016 under this Section 2 of the Amendment must be paid immediately to Payee in order to avoid default.

1

3.                  Interest. The sentence “The interest rate on this Note will be fixed at six percent (6%) per annum” is hereby amended and restated as follows: “The Note shall accrue simple interest at a rate of six percent (6%) per year on the outstanding principal balance of the Note commencing on March 13, 2015 until all outstanding principal and accrued but unpaid interest is paid to Payee in full. If, however, the Company performs under Section 2 of the Amendment and no event of default occurs, no interest payments shall be due.”

4.                  Default.

(a)                The following provision is hereby added to Section 1 of the Note: “(h) in addition to the events constituting a default under the Note as provided in Section 1 of the Note, an event of default shall be deemed to occur if the Company fails to make any payment on or before the date such payment is due as required by Section 2 of the Amendment.

(b)               Section 2 of the Note is hereby amended and restated as follows: “Upon the occurrence of a default, Payee may, at his option, declare immediately due and payable the entire unpaid principal sum of the Note together with all accrued and unpaid interest owing at the time of such declaration pursuant to the Note and this Amendment. The outstanding defaulted amount will bear simple interest at a rate of six percent (6%) per year until such amounts are paid to Payee in full.”

5.                  Term.

(a)                The sentence “The term of this note shall be ten (10) years starting March 1, 2005” is hereby amended and restated as follows: “The maturity date of the Note is May 1, 2016.”

(b)               The sentence “The final payment of any residual balance, including remaining Principal and accrued Interest (balloon payment), will become due and payable on February 1, 2015.” in the Note is hereby amended and restated as follows:

“The final payment of any residual balance, including remaining Principal and accrued Interest (balloon payment), will become due and payable on May 1, 2016.”

(c)                Section 1(g) of the Note is hereby amended and restated as follows:

“(g) Failure of the Undersigned on May 1, 2016, to pay any then unpaid balance of this Note.”

2

6.                  Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile and/or other electronically transmitted signatures shall be effective for all purposes.

7.                  Full Force and Effect. The Note will remain in full force and effect except as specifically modified by this Amendment. In the event of any conflict between the Amendment and the Note, the terms of this Amendment will govern.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Promissory Note as of the date set first set forth above.

Dated: March __, 2015	CRYOPORT SYSTEMS, INC.

By:
Robert Stefanovich, CFO
Duly authorized officer of Cryoport Systems, Inc.

Dated: March __, 2015	PAYEE

By:

3